UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 9, 2018
Date of Report
(Date of earliest event reported)

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Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	001-36620 (Commission File Number)	20-1000967 (IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 8.01	Other Events.

On March 9, 2018, Novus Therapeutics, Inc. (the “Company”) announced that it had concluded its offering of common stock under its “at-the-market” offering facility described in that certain prospectus dated August 21, 2017 and filed under Rule 424(b)(5) (File No. 333-207359) (the “Prospectus”). Accordingly, no further sales of Common Stock will be made pursuant to the Prospectus. The Company raised aggregate gross offering proceeds of approximately $8.5 million and issued a total of 2,463,966 shares of common stock under the Prospectus since September 30, 2017. As of the date hereof, and giving effect to the shares sold under the Prospectus, the Company has a total of 9,407,024 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: March 9, 2018	By:/s/ Gregory J. Flesher
Name: Gregory J. Flesher
Title: Chief Executive Officer

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